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                                                                    EXHIBIT 4.1

                                  AMENDMENT TO
                              AMENDED AND RESTATED
                           CERTIFICATE AND AGREEMENT
                             OF LIMITED PARTNERSHIP
                         OF CONAM REALTY INVESTORS 4 LP


     This Amendment to Amended and Restated Certificate and Agreement of Limited Partnership of ConAm Realty Investors 4 LP, a California limited partnership formerly known as Hutton/ConAm Realty Investors 4 (the "PARTNERSHIP"), is entered into as of January 18, 1999, and amends the Amended and Restated Certificate and Agreement of Limited Partnership of the Partnership (as amended to date, the "AGREEMENT"), as follows:

     1.   Section 12.d.(xi) of the Agreement is hereby amended as follows:

          (xi) Except as provided in Subsection 12f.(vi), permit the Partnership to purchase or lease property in which a General Partner or any Affiliate has an interest or sell or lease any Property to a General Partner or any Affiliate, unless such transaction is specifically approved by Limited Partners owning a majority of the Units outstanding at that time.

     2. Except as expressly amended hereby, all other provisions of the Agreement shall remain unchanged and shall continue in full force and effect.

     3.   The effective date of this Amendment is January 18, 1999.

                         GENERAL PARTNER:

                         ConAm Property Services IV, Ltd.

                         By:  Continental American Development, Inc.,
                              its general partner

                              By:  /s/ Scott Dupree
                                   --------------------
                                   E. Scott Dupree,
                                   Vice President

                         LIMITED PARTNERS:

                         The Limited Partners of the Partnership whose names are recorded in the records of the Partnership by ConAm Property Services IV, Ltd., their attorney-in-fact

                         By:  Continental American Development, Inc.

                              By:  /s/ Scott Dupree
                                   --------------------
                                   E. Scott Dupree,
                                   Vice President